SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-30058

Date of Report: July 30, 2007

CHINA SOFTWARE TECHNOLOGY GROUP CO, LTD.
(Exact name of registrant as specified in its charter)
Delaware	04-2621506
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Wall Street, - 15th Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 232-0120
(Registrant’s telephone number including area code)

Skyworth Building, No. 5, Floor 6, Block A, Hi-Tech Industrial Park, Shenzhen P.R. China                 518057

 (Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition of Assets

Item 3.02

Unregistered Sale of Equity Securities

Item 5.01

Changes in Control of Registrant

Item 5.02

Election of Directors

On July 30, 2007 China Software Technology Group Co., Ltd. (“China Software”) acquired the outstanding capital stock of American Wenshen Steel Group, Inc., a Delaware corporation (“American Wenshen”).  American Wenshen is a holding company that owns all of the registered capital of Chaoyang Liaogang Special Steel Co., Ltd. (“Chaoyang Liaogang”), a corporation organized under the laws of The People’s Republic of China.  Chaoyang Liaogang is engaged in the business of manufacturing tungsten carbide steel, stainless steel, and die steel.  All of Chaoyang Liaogang’s business is currently in China.

In connection with the closing of the acquisition (the “Merger”) on July 26, 2007, the following took place:

•

China Software issued to the shareholders of American Wenshen 434,377 shares of Series A Preferred Stock, which will be convertible into 868,754,000 shares of common stock after the distribution of the HXT Holdings shares discussed below.

•

The Board of Directors of China Software elected members of the management of Chaoyang Liaogang, specifically Yang Kuidong, Zhang Liwei and Xiao Zhiquan to serve as members of the Board.

•

The prior members of the Board of Directors of China Software resigned.

•

Yuan Qing Li and Ling Chen, the majority shareholders of China Software, entered into a Stock Option Agreement with Warner Technology & Investment Corp., and affiliate of American Wenshen.  Pursuant to the Agreement, Mr. Li and Ms. Chen gave Warner Technology an option to purchase 12,600,000 shares of China Software common stock for $30,000.  Warner Technology paid Mr. Li and Ms. Chen $570,000 for the option.

Prior to the Merger, China Software assigned all of its pre-Merger business and assets to HXT Holdings, Inc., its wholly-owned subsidiary, and HXT Holdings assumed responsibility for all of the liabilities of China Software that existed prior to the Merger.  At the same time, China Software entered into a management agreement with Yuan Qing Li, its previous CEO, and HXT Holdings.  The management agreement provides that Mr. Li will manage HXT Holdings within his discretion, provided that his actions or inactions do not threaten material injury to China Software.  In exchange for his services and other undertakings, China Software will issue to Mr. Li 8,992,493 shares of its common stock.  The management agreement further provides that Mr. Li will cause HXT Holdings to file a registration statement with the Securities and Exchange Agreement that will, when declared effective, permit China Software to distribute all of the outstanding shares of HXT Holdings to the holders of its common stock.  After the registration statement is declared effective, the Board of Directors of China Software will fix a record date, and shareholders of record on that date will receive the shares of HXT Holdings in proportion to their ownership of China Software common stock.  Warner Technology & Investment Corp. has agreed that it will surrender to HXT Holdings any shares of that company that are distributed to it by China Software.

New Management

Upon completion of the Merger, the newly constituted Board of Directors elected individuals to serve as the officers of China Software.  Therefore, as of this filing, the executive officers and directors of China Software are:

        Director

Name

Age

Position with the Company

  Since

Yang Kuidong

39

Chairman, Chief Executive Officer

        2007

Zhang Liwei

33

Chief Financial Officer, Director

        2007

Xiao Zhiquan

42

Vice President – Marketing, Director

        2007

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.  Officers serve at the pleasure of the Board of Directors.

Yang Kuidong has over ten years experience in the specialty steel business.  Since 2004 he has served as Chairman of the Board of Chaoyang Liaoyang.  From 1997 to 2004, Mr. Yang was a director of Shenyang Dongyu Special Steel Co., Ltd., and Chairman of the Board for the last two years of his tenure.  From 1990 to 1997 Mr. Yang was employed by Beiman Special Steel Company in the departments of iron and steel materials and electric cookers.  In 1990 Mr. Yang graduated from Harbin College of Physical Education.  Mr. Yang is married to Zhang Liwei, the Company’s Chief Financial Officer and a member of the Board of Directors.

Zhang Liwei has been employed as Deputy General Manager – Finance by Chaoyang Liaoyang since 2004.  From 2003 to 2004, Ms. Zhang was Deputy General Manager – Finance for Shenyang Dongyu Special Steel Co., Ltd.    Ms. Zhang is married to Yang Kuidong, the Company’s Chief Executive Officer and a member of the Board of Directors.

Xiao Zhiquan has been employed as Deputy General Manager – Sales by Chaoyang Liaoyang since 2004.  From 2001 to 2004 Mr. Xiao served as Chairman and Chief Executive Officer of Dalian Zhengdao Bio-tech Engineering Co., Ltd.

Principal Shareholders

Upon completion of the Merger and issuance of new shares to Yuan Qing Li, there were 30,495,061 shares of China Software common stock issued and outstanding.  In addition, there are 434,377 shares of Series A Convertible Preferred Stock issued and outstanding, which can be converted into 868,754,000 common shares.  Therefore, the total outstanding common stock on a fully-diluted basis is 899,249,061 shares.  The holders of the Series A Preferred Stock have voting power equivalent to the common shares into which the Series A shares are convertible.  .

The following table sets forth information known to us with respect to the beneficial ownership of our common stock (assuming conversion of the Series A Convertible Preferred Stock) as of the date of completion of the Merger by the following:

•

each shareholder who will beneficially more than 5% of our common stock (on a fully-diluted basis);

•

Yang Kuidong, our Chief Executive Officer

•

each of the members of the Board of Directors; and

•

all of our officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Yang Kuidong	166,361,076	18.5%
Zhang Liwei	44,962,453	5.0%
Xiao Zhiquan	0	--
All new directors as a group (3 persons)	211,323,529	23.5%

Warner Technology & Investment Corp. 18 Kimberly Court East Hanover, NJ 07936	53,954,944(3)	6.0%

________________________________

(1)    Except as otherwise noted, the address of each shareholder is c/o Chaoyang Liaoyang Specialty Steel Co., Ltd., Sunjiawan, Shuangta, Chaoyang City, P.R. China.

(2)    Except as otherwise noted, all shares are owned of record and beneficially.

(3)    Assumes exercise of Warner Technology’s option to purchase 12,600,000 shares from Yuan Qing Li and Ling Chen.  Until Warner Technology exercises that option, Mr. Li and Ms. Chen will collectively hold 21,592,493 shares, which will be 70.8% of the outstanding common stock prior to conversion of the Series A Preferred Stock.

INFORMATION REGARDING THE ACQUIRED COMPANIES

Business

American Wenshen Steel Group, Inc.

American Wenshen Steel Group, Inc. was organized under the laws of the State of Delaware in 2006.  It never initiated any business activity.  In October 2006 American Wenshen acquired 100% of the registered capital stock of Chaoyang Liaogang in exchange for equity in American Wenshen.  Those shares represent the only asset of American Wenshen.

Chaoyang Liaogang Special Steel Co., Ltd.

Chaoyang Liaogang was organized in 2004 as a joint stock limited company under the laws of The People’s Republic of China.  Its offices and manufacturing facilities are located in the City of Chaoyang, which is in the Liaoning Province in northeast China.  This location provides the company ready access to customers in the industrial sector of northeast China, including the Beijing metropolitan area.

Products

For the past eight years China has been the world’s largest producer of steel.  However, for the same eight years China has been the world’s largest importer of specialty steel.  With the rapid development of China’s automobile, electronic and machine tool industries, the demand for refined steels than can be used in precision applications has increased dramatically.  Chaoyang Liaogang has been organized to meet that demand.

Chaoyang Liaogang specializes in the production of specialty steels that boast high quality and more added value that common construction steel.  Chaoyang Liaogang produces steel in three primary categories:

Tungsten Carbide Steel.  This is a very high quality, super-hard steel, possessing a fine texture and a high degree of purity.  Tungsten carbide steel has a bending strength that exceeds 280 kg/mm2.  The durability of tungsten carbide steel exceeds that of common die steel by more than a factor of ten.  It is used for tools, dies and precision measuring instruments, as well as gears and bearings.  The market price for tungsten carbide steel ranges from 8,000 to 10,000 RMB ($1,025 - $1,282) per ton.

Stainless Steel.  Chaoyang Liaogang employs a patented technology to produce stainless steel primarily for the cookware and tableware industry.  Its products are free of toxins, and contain microelements that are believed to provide health benefits.

Die Steel.  Chaoyang Liaogang’s SRM-1 hot die steel and its SLM-2 cold die steel both possess a high tensile hardening layer that enables the die cavity to resist high compressive stress and aid durability.  The steels are used to produce precision punch dies, coining dies, cold extrusion dies, etc.  In addition, Chaoyang Liaogang produces special steel dies and forged pieces used for tools, dies and measuring instruments in a wide variety of industries, including aviation, automobile, machine tool, and defense.

We anticipate that our growth will be driven primarily by our tungsten carbide steel technology.  Our patented technology for the production of tungsten carbide steel provides us an exclusive niche in the steel industry.  Carbonized tungsten steel provides all of the benefits of carbide tungsten that make it the metal of choice for precision products – fine texture, durability, flexibility.  But carbonized tungsten steel, such as we produce, is actually more durable than carbide tungsten.  In addition, carbonized tungsten steel can be recovered and reused, whereas there is no available technology for the recovery of tungsten carbide.  Products made with our tungsten carbide steel, therefore, have a built-in resale value for scrap, which the manufacturer can reflect in their market price.

Facilities

Chaoyang Liaogang’s executive offices and manufacturing facility are located on a 20,000 m2 campus that is leased to Chaoyang Liaogang by its Chairman.  The company’s several facilities total 2,000 m2 in floor space.  The Chairman acquired the land and facility from the Chinese government for a modest payment in a distress sale situation.  He contributed the buildings to Chaoyang Liaogang at his cost, and subleases the land to the company free of charge.

Chaoyang Liaoyang has entered the steel industry with a relatively modest capital investment due to the political capital of its Chairman and the inventive industry of its researchers.  Most of the company’s equipment was purchased for not much more than scrap value from failed steel enterprises owned by the Chinese government.  Chaoyang Liaoyang has supplemented that equipment with its own creations – for example, the electroslag melting equipment that it uses to render scrap steel to a molten state was developed and built by the company’s own staff.

At the present time, Chaoyang Liaogang’s factory has the capacity to produce 20,000 tons of steel products in a year, consisting of:

200 tons – tungsten carbide steel.

2,000 tons – stainless steel.

14,200 tons – raw die steel.

3,600 tons – die steel products.

The quality management system in Chaoyang Liaogang’s facility has been certified as ISO 2000 compliant.  Chaoyang Liaogang is a member of the China Die Association.

Raw Materials; Mining Rights

At the present time, Chaoyang Liaogang produces most of its steel by melting scrap steel using an electroslag remelting process, combining the molten steel with other materials, and then utilizing the company’s patented technologies to produce its high quality steels.  The scrap steel that is its primary raw material is readily available on the international market.

In the past few years, however, the growing demand for scrap steel, in large part fueled by the expansion of Chinese industry, has caused the international price of scrap steel to multiply several-fold.  In order to reduce its need for scrap steel and to prepare for growth, Chaoyang Liaogang has initiated the process of developing a captive source of iron ore, from which it will manufacture most of its steel in the future.

Our Chairman, Yang Kuidong, has contributed to Chaoyang Liaogang mineral rights that he purchased for $3,846,000 in 2005.  The Tenth Geological Prospecting Team of the Inner Mongolia Autonomous Region has calculated that the proven reserves of iron to which Chaoyang Liaogang has rights total 5.25 million tons, with additional reserves of 4.7 million tons probable.  When our capital and personnel resources permit, our intention is to develop iron mining operations that will utilize these reserves to provide ore for our factory.

Environmental Regulation

The facilities of Chaoyang Liaogang are operated in full compliance with all national and provincial regulations relating to the environment.  The local government charges Chaoyang Liaogang 20,000 RMB (approximately $2,600) per year for sewage processing.

Intellectual Property

Chaoyang Liaogang has obtained five national patents for its steel production methods.  Its existing patents are:

•

Production method for fusion cast tungsten carbide steel (Invention Patent ZL95-1-12012.3.

•

Smelting process for paste cladding type alloy steel (Invention Patent ZL95-1-11885.4)

•

Special stainless steel for cookware (Invention Patent ZL00-1-23087.5)

•

Electronic smelting of compound dies (Use Patent ZL01-2-41258.9)

•

Electronic smelting of steel structure tungsten carbide bimetal machine tool cutter (Use Patent ZL94-2-30512.4)

The Government of China has named the fusion cast tungsten carbide steel patent as the foundation for Chaoyang Liaogang’s participation in the National Spark (Xinghuo) Program.

Chaoyang Liaogang has developed a close working relationship with Northeastern University in Shenyang City, the capital of Liaoning Province.  Our contract with Northeastern University provides for joint efforts to exploit our patented technologies.  Our engineers also consult regularly with the staffs of the Central Iron & Steel Research Institute, the Shenyang New and High Wear-Resistant Steel Research Institute, and the Hefei University of Technology.

Employees

Chaoyang Liaogang has over 250 employees.  Included in its staff are 25 management personnel, 9 senior engineers, 22 staff engineers, and 35 senior skilled workers.  None of Chaoyang Liaogang’s employees is a member of a collective bargaining unit.  Management believes that the company’s relationship with its employees is good.

Management’s Discussion and Analysis

Results of Operations

Chaoyang Liaogang on commenced substantial production activity in the fall of 2006.  Through December 31, 2006 its revenues consisted only of sales of small amounts of steel incidental to its development activities.  Most of the $1,071,580 in revenue that Chaoyang Liaogang recorded for the six months ended March 31, 2007 were realized in the three months then ended.  Sales in that period consisted entirely of special steel and one variety of die steel. Over 90% of its sales were made to one distributor, Shenyang Geshite Special Steel Co., Ltd., which is located nearby in the capital of Liaoning Province.

Chaoyang Liaogang had not, prior to March 31, 2007, commenced production or sales of tungsten carbide steel, and there was no tungsten carbide steel in its inventory at March 31, 2007.  However, once we have acquired the funds to fully outfit our factory, we expect that tungsten carbide steel will produce a substantial portion of our revenue in future periods.

 Our gross margin for the six months ended March 31, 2007 was 24.6%.  This ratio was low relative to our industry due to (a) our low sales volume, which leads to inefficiencies in the allocation of overhead expenses, and (b) the fact that we are using scrap steel for our primary raw material.  In recent years the international market price for scrap steel has increased several-fold, making the reworking of scrap steel less substantially less profitable than it was at the beginning of the current decade.  We expect our profit margins to increase significantly in the future, due to:

•

increased sales volume, which will lead to more efficient use of our facilities;

•

introduction of tungsten carbide steel into our sales, which we will be able to market at a higher mark-up over cost than our other steel products; and

•

acquisition of sources of iron ore, which will lower our cost of raw materials.

Although our revenues in the six months ended March 31, 2007 were 11.5 times greater than in the year ended September 30, 2006, our general and administrative expenses were only 1.7 times greater.  The disparity of these ratios is indicative of the efficiency of our overall operations.  The disparity was increased in the recent period, however, by the fact that most of our sales were made to one customer.  This situation resulted in selling and marketing expenses that were little more than nominal.  In the future, we expect that our overall efficiencies will enable us to increase our sales volume at a rate that will be substantially greater than the accompanying increase in our general and administrative expenses.  Sales and marketing expense, however, will increase as we expand our marketing program   In addition, as noted below, we intend to raise money for capital investment:  purchase of additional smelting equipment and development of an iron mining facility.  To the extent that we obtain those funds as loans, our general and administrative expenses will be increased by (a) interest expense and (b) depreciation expense.

On our net income of $69,395 for the six months ended March 31, 2007 we recorded income tax of $22,891.  For the next several years, however, we will be entitled to substantial income tax abatements that the Chinese government affords to profitable foreign-owned enterprises.  We can only obtain those abatements by applying for them after we meet the necessary criteria.  As a result, our statement of operations will not reflect the effects of the abatements until some future date.

Our business operates entirely in Chinese Renminbi, but we will report our results in our SEC filings in U.S. Dollars.  The conversion of our accounts from RMB to Dollars results in translation adjustments, which are reported as a middle step between net income and comprehensive income.  The net income is added to the retained earnings on our balance sheet; while the translation adjustment is added to a line item on our balance sheet labeled “other comprehensive income,” since it is more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business.  During the six months ended March 31, 2007 the unrealized gain on foreign currency translations added $130,675 to our accumulated other comprehensive income.

Liquidity and Capital Resources

The development and operations of Chaoyang Liaogang have been funded to date primarily by capital contributions from its shareholders, primarily Yang Kuidong.  As a result, at March 31, 2007 Chaoyang Liaogang had only $211,304 in debt, of which $57,876 was owed to Mr. Yang.

The working capital of Chaoyang Liaogang at March 31, 2007 totalled $788,417, an increase of $69,607 from working capital at September 30, 2006, the end of the 2006 fiscal year.  Operations in the six months ended March 31, 2007 provided $428,857 in cash.  Working capital did not increase proportionately, however, as the company used $608,462 to repay short term working capital loans from its shareholders.

We currently have sufficient capital resources to carry on our business as it is currently constituted.  However, our business plan calls for substantial capital investment over the next twelve months.  We intend to expand the capacity of our factory by investing approximately $4.5 million in new capital equipment, specifically:

•

a 30 ton arc furnace - $2.5 million

•

a 30 ton heavy duty electric dregs furnace - $1.3 million

•

a 5 ton free-going hammer - $0.7 million

In addition our plan is to initiate iron mining operations so as to utilize the mineral rights that Yang Kuidong contributed to Chaoyang Liaogang.  The benefit of having our own internal source of iron ore will be to substantially reduce our cost of raw materials.  In order to do so, however, we will have to fund the development of mining operations, which will entail several million dollars of investment.

At the present time, we have received no commitments for the funds required for our planned capital investments.  Obtaining those funds, if we can do so, will require that we issue substantial amounts of equity securities or incur significant debts.  We believe that the expected return on those investments will justify the cost.  However, our plan, if accomplished, will significantly increase the risks to our liquidity.

Off-Balance Sheet Arrangements

Neither American Wenshen nor Chaoyang Liaogang has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

You should carefully consider the risks described below before buying our common stock.  If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Because our production operations have only recently commenced, unexpected factors may hamper our efforts to implement our business plan.

Our first significant sales volume occurred in the three months ended March 31, 2007.  Even then, over 90% of our sales were to one customer, a local distributor of special steel.  Our business plan contemplates that we will engage in much broader marketing operations, involving a lengthy menu of product offerings.  Implementation of that business plan will also entail much more complex production operations.  Because these are areas in which we have limited experience, problems may occur with production or marketing that we have not anticipated, which would interfere with our business, and prevent us from achieving profitability.

Our profits will be limited unless we are able to secure a source of iron ore.

We currently manufacture our special steel by melting scrap steel.  The price of scrap steel on the international market is much higher today than it was five years ago, and our expectation is that the price will remain high.  Therefore, in order to achieve efficient operations, it will be necessary for us to develop the capacity to smelt iron ore to produce steel.  Our plan is to utilize the mining rights that we own in order to obtain the necessary iron.  Implementation of that plan will require significant capital investment, however.  If we are unable to obtain the necessary funds, or if our efforts to develop a source of iron ore are fruitless for any other reason, our profitability will be limited.

The capital investments that we plan for the next two years may result in dilution of the equity of our present shareholders.

Our business plan contemplates that we will invest approximately 35 million RMB ($4.5 million) in our manufacturing facility during the next years and an undetermined amount in the development of mining operations.  We intend to raise a portion of the necessary funds by selling equity in our company.  At present we have no commitment from any source for those funds.  We cannot determine, therefore, the terms on which we will be able to raise the necessary funds.  It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds.  If, however, we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.

Competition could prevent us from achieving a significant market position.

The special steel industry is populated by many large companies, many of which receive substantial state support and have capital assets that dwarf our own.  Our efforts to secure a position in the market for special steel will be met by competition from Japanese and European producers of high quality special steels.  We must also compete against lower grade steels that may attract customers who will sacrifice quality for price.  Currently smelters in Russia and India are the source of significant competition at the lower end of the market.  If a well-capitalized company directed its financial strength toward competition with us, it could achieve economies of scale that might permit it to market its products at lower prices than ours.  If this occurred before we had established a significant market awareness of our brand, we might be unable to compete effectively, and would be unable to achieve profitability.

A recession in China could significantly hinder our growth.

The growing demand for special steel in China has been swelled, in large part, by the recent dramatic increases in industrial production in China.  The continued growth of our market will depend on continuation of recent improvements in the Chinese economy.  If the Chinese economy were to contract and investment capital became limited, manufacturers will be less able to pay premium prices for the higher quality special steels that we produce.  Many financial commentators expect a recession to occur in China in the near future.  The occurrence of a recession could significantly hinder our efforts to implement our business plan.

Increased environmental regulation could diminish our profits.

The production of steel involves the production of pollutants.  At the present time our operations comply with all applicable government regulations designed to protect the environment.  There is increasing concern in China, however, over the degradation of the environment that has accompanied its recent industrial growth.  It is likely that additional government regulation will be introduced in order to protect the environment.  Compliance with such new regulations could impose on us substantial costs, which would reduce our profits.

Our business and growth will suffer if we are unable to hire and retain key personnel that are in high demand.

Our future success depends on our ability to attract and retain highly skilled engineers, production supervisors, and marketing personnel.  In general, qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand.  In a specialized scientific field, such as ours, the demand for qualified individuals is even greater.  If we are unable to successfully attract or retain the personnel we need to succeed, we will be unable to implement our business plan.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

Government regulation may hinder our ability to function efficiently.

The national, provincial and local governments in the People’s Republic of China are highly bureaucratized.  The day-to-day operations of our business require frequent interaction with representatives of the Chinese government institutions.  The effort to obtain the registrations, licenses and permits necessary to carry out our business activities can be daunting.  Significant delays can result from the need to obtain governmental approval of our activities.  These delays can have an adverse effect on the profitability of our operations.  In addition, compliance with regulatory requirements applicable to steel production may increase the cost of our operations, which would adversely affect our profitability.

Capital outflow policies in China may hamper our ability to pay dividends to shareholders in the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to pay dividends to our shareholders.

Currency fluctuations may adversely affect our operating results.

Chaoyang Liaogang generates revenues and incurs expenses and liabilities in Renminbi, the currency of the People’s Republic of China.  However, as a subsidiary of China Software, it will report its financial results in the United States in U.S. Dollars.  As a result, our financial results will be subject to the effects of exchange rate fluctuations between these currencies.  From time to time, the government of China may take action to stimulate the Chinese economy that will have the effect of reducing the value of Renminbi.  In addition, international currency markets may cause significant adjustments to occur in the value of the Renminbi.  Any such events that result in a devaluation of the Renminbi versus the U.S. Dollar will have an adverse effect on our reported results.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

China Software is not likely to hold annual shareholder meetings in the next few years.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved.  The current members of the Board of Directors were appointed to that position by the previous directors.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of China Software will have no effective means of exercising control over the operations of China Software.

Executive Compensation

Information regarding the compensation paid to the executive officers of China Software during the past three fiscal years is set forth in Item 10 of China Software’s Annual Report on Form 10-KSB for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on April 6, 2007.  None of the individuals who served as officers of China Software during the past three fiscal years remains an officer or director of China Software.

The table below itemizes the compensation paid to Yang Kuidong, Zhang Liwei and Xiao Zhiquan by Chaoyang Liaogang for services during the past three fiscal years.  There was no officer of Chaoyang Liaogang whose salary and bonus for services rendered during the year ended December 31, 2006 exceeded $100,000.

	Year	Salary
Yang Kuidong	2006	$10,000
	2005	$10,000
	2004	$10,000

Zhang Liwei	2006	$8,000
	2005	$8,000
	2004	$8,000

Xiao Zhiquan	2006	$8,000
	2005	$8,000
	2004	$8,000

Employment Agreements

Chaoyang Liaogang has employment agreements dated July 10, 2007 with each of Yang Kuidong, Zhang Liwei and Xiao Zhiquan, the individuals who are now serving as officers of China Software.  Each of the employment agreements has a 26 month term.  Each agreement provides for an annual salary of 50,000 RMB (approximately $6,410), which may be increased depending on the success of the company.

Chaoyang Liaoyang has committed to pay its management salaries for services during 2007 as follows:

Executive	2007 Salary
Yang Kuidong	$10,000
Zhang Liwei	$8,000
Xiao Zhiquan	$8,000

Related Party Transactions

During 2006 and the first three months of 2007 Chaoyang Liaogang made loans to employees of an iron mining operation owned by Yang Kuidong, the Chairman of Chaoyang Liaogang.  The loans were made to enable the employees to purchase mining equipment.  The business purpose of the loans was to increase the goodwill of the miners to Chaoyang Liaogang, in the event that at some future date Chaoyang Liaogang begins to purchase iron ore from their mines. The loans do not bear interest, and are payable on demand.  At March 31, 2007 the balance of the loans to the miners was $333,412.

Other than the aforesaid loans to the miners, and short-term loans by the officers to Chaoyang Liaogang that are reflected in the financial statements of American Wenshen, none of the three individuals who have become the officers and directors of China Software has engaged in any transaction with China Software, American Wenshen or Chaoyang Liaogang during the past two fiscal years or the current fiscal year that had a transaction value in excess of $60,000.

Description of Securities

China Software is authorized to issue:

➢

40,000,000 shares of Common Stock, $.001 par value per share, of which 30,495,061 shares are outstanding;

➢

434,377 shares of Series A Preferred Stock, all of which is outstanding; and

➢

565,623 shares of Preferred Stock, none of which are outstanding.

Common Stock.  Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share rateably in all assets remaining after payment of liabilities.  The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.

Series A Convertible Preferred Stock.  The holder of each share of Series A Preferred Stock is entitled to convert the share into 2,000 shares of Common Stock at any time after the distribution of the shares of HXT Holdings.  The holder of each share of Series A Preferred Stock is entitled to cast 2,000 votes at any meeting of shareholders or by written consent.  In the event that the Company declares a dividend (other than the distribution of the HXT Holdings shares), the holders of the Series A Preferred Stock will participate in the dividend as if they held the number of common shares into which their Series A Preferred Stock is convertible.   In the event of a liquidation of the Company, the holders of the Series A Preferred Stock will be entitled to a distribution of $.01 per share, and then will participate in the remainder of the distribution as if they held the number of common shares into which their Series A Preferred Stock is convertible.   The Company may call the Series A Preferred Stock for redemption at a price of $.001 per share at any time after the later of December 31, 2007 or the record date for the distribution of the HXT Holdings shares.

Preferred Stock.  The Board of Directors of China Software is authorized to designate the preferred stock in classes, and to determine the rights, privileges and limitations of the shares in each class.

Market Price and Dividends on China Software Common Equity and Other Shareholder Matters

Information regarding the market price of China Software common equity, payment of dividends, and other shareholder matters is set forth in Item 5 of China Software’ Annual Report on Form 10-KSB for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on April 6, 2007.

Legal Proceedings

Neither China Software nor American Wenshen nor Chaoyang Liaogang is party to any material legal proceedings.

Changes in and Disagreements with Accountants

Not applicable.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our Bylaws provide that China Software will indemnify our directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, employees or agents of China Software pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by China Software of expenses incurred or paid by a director, officer, employee or agent of China Software in the successful defence of any  proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, China Software will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 9.01

Financial Statements and Exhibits

Financial Statements

Page

Audited consolidated financial statements of American Wenshen Steel

    Group, Inc. as of March 31, 2007 and for the period from inception to March 31, 2007 ………………..…………………………………

F-1

Unaudited financial statements of Chaoyang Liaogang Special Steel Co.,

    Ltd. for the six months ended March 31, 2007 and 2006……………

F-11

Audited financial statements of Chaoyang Liaogang Special Steel Co.,

    Ltd. for the years ended September 30, 2006 and 2005……………..

F-21

Exhibits

3-a

Certificate of Designation of Series A Preferred Stock

10-a

Merger Agreement, dated as of June 29, 2007, by and among China Software Technology Group Co., Ltd., AWSG Acquisition Corp., and American Wenshen Steel Group, Inc. – filed as an exhibit to the Current Report on Form 8-K filed on July 6, 2007 and incorporated herein by reference.

10-b

Assignment and Assumption and Management Agreement, dated June 29, 2007, by and among China Software Technology Group Co., Ltd., HXT Holdings, Inc. and Yuan Qing Li – filed as an exhibit to the Current Report on Form 8-K filed on July 6, 2007 and incorporated herein by reference.

10-c

Stock Option Agreement dated June 29, 2007 among Yuan Qing Li, Ling Chen and Warner Technology & Investment Corp. – filed as an exhibit to the Current Report on Form 8-K filed on July 6, 2007 and incorporated herein by reference.

10-d

Labour Contract made on July 10, 2007 between Yang Kuidong and Chaoyang Liaogang Special Steel Co., Ltd.

10-e

Labour Contract made on July 10, 2007 between Zhang Liwei and Chaoyang Liaogang Special Steel Co., Ltd.

10-f

Labour Contract made on July 10, 2007 between Xiao Zhiquan and Chaoyang Liaogang Special Steel Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2007

CHINA SOFTWARE TECHNOLOGY GROUP CO, LTD.

By: /s/ Yang Kuidong

      Yang Kuidong, Chief Executive Officer

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

American Wenshen Steel Group, Inc.

We have audited the accompanying balance sheet of American Wenshen Steel Group, Inc. as of March 31, 2007 and the related statements of operations, stockholders' deficit, and cash flows for the period from inception (August 29, 2006) to March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2007, and the results of its operations and its cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America.

Kabani & Company, Inc.

Certified Public Accountants

Los Angeles, California

July 31, 2007

AMERICAN WENSHEN STEEL GROUP, INC.

BALANCE SHEET

MARCH 31, 2007

ASSETS

Assets	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accrued expenses	$5,375

STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value
Authorized 100,000,000 shares, none issued
Accumulated Deficit	(5,375)
TOTAL STOCKHOLDERS’ DEFICIT	(5,375)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

AMERICAN WENSHEN STEEL GROUP, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 29, 2006 (INCEPTION) TO MARCH 31, 2007

OPERATING EXPENSES
General & Administrative Expenses	$5,375

NET LOSS	$(5,375)

The accompanying notes are an integral part of these financial statements.

AMERICAN WENSHEN STEEL GROUP, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM AUGUST 29, 2006 (INCEPTION) TO MARCH 31, 2007

	Common Stock		Deficit
	Shares	Amount	Accumulated		Total

Net loss from inception to March 31, 2007	-	$-	$(5,375)	$	(5,375)

BALANCE, MARCH 31, 2007	-	$-	$(5,375)		$(5,375)

The accompanying notes are an integral part of these financial statements.

AMERICAN WENSHEN STEEL GROUP, INC.

STATEMENT OF CASH FLOW

FOR THE PERIOD FROM AUGUST 29, 2006 (INCEPTION) TO MARCH 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES :

Net loss	$(5,375)
Adjustments to reconcile net loss to net cash used by operating activities :

Changes in operating assets and liabilities:
Increase in accrued expenses	5,375

NET CASH USED BY OPERATING ACTIVITIES	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$-

The accompanying notes are an integral part of these financial statements.

NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and History of Company

American Wenshen Steel Group, Inc. (“the Company”) was incorporated on August 29, 2006 in the state of Delaware. The Company has had no significant operations since its inception.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

The Company will recognize revenue from product sales when shipment of product to the customer has been made, which is when title passes. The Company will estimate and record provisions for rebates, sales returns and allowances in the period the sale is recorded. Shipping and handling charges are included in gross sales, with the related costs included in selling, general and administrative expenses. For the period ended August 29, 2006 (inception) to March 31, 2007, the Company had not generated any significant revenue.

Advertising and Marketing Costs

Advertising costs are expensed as incurred and included in operating expenses. For the period from August 29, 2006 (inception) to March 31, 2007, advertising costs were insignificant.

Recently Issued Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. . Management is currently evaluating the effect of this pronouncement on financial statements.

In March 2006, FASB issued SFAS 156 "Accounting for Servicing of Financial Assets" this Statement amends FASB Statement No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

    1.  Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

    2.  Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

    3.  Permits an entity to choose "Amortization method" or "Fair value measurement method" for each class of separately recognized servicing assets and servicing liabilities.

    4.  At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

    5.  Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. . Management is currently evaluating the effect of this pronouncement on financial statements..

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−−an amendment of FASB Statements No. 87, 88, 106, and 132(R)". One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Management is currently evaluating the effect of this pronouncement on financial statements.

NOTE 2       ACCRUED EXPENSES

The accrued expenses as of March 31, 2007 comprise of the following:-

Organizational expenses payable	$375
Audit Fees	5,000

Total	$5,375

NOTE 3

SUBSEQUENT EVENT

1)

On April 18, 2007, the Company acquired 100% of the outstanding capital of Chaoyang Liogang Steel Co., Ltd. (“Chaoyang Liaogang”), a corporation organized under the laws of The People’s Republic of China, in exchange for a note receivable of $1,000,000.  Chaoyang Liaogang is engaged in the business of manufacturing tungsten carbide steel, stainless steel, and die steel.  All of Chaoyang Liaogang’s business is currently in China.

The exchange of shares with Chaoyang Liaogang will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the Chaoyang Liaogang obtained control of the Company. Accordingly, the merger of the two companies will be recorded as a recapitalization of Chaoyang Liaogang, with Chaoyang Liaogang being treated as the continuing entity.

Unaudited consolidated revenue and net income of the Company and Chaoyang Liaogang for the six month periods ended March 31, 2007 are as follows:

Six month periods ended March 31, 2007 (Unaudited)
Revenue	$ 1,071,580
Net income for the period	$ 41,129

2)

On June 29, 2007, the Company entered into a merger agreement with China Software Technology Group Co., Ltd.

In connection with the closing of the acquisition (the “Merger”) on July 26, 2007, the following took place:

•

China Software issued to the shareholders of American Wenshen 434,377 shares of Series A Preferred Stock, which will be convertible into 868,754,000 shares of common stock after the distribution of the HXT Holdings shares discussed below.

•

The Board of Directors of China Software elected members of the management of Chaoyang Liaogang, specifically Yang Kuidong, Zhang Liwei and Xiao Zhiquan to serve as members of the Board.

•

The prior members of the Board of Directors of China Software resigned.

•

Yuan Qing Li and Ling Chen, the majority shareholders of China Software, entered into a Stock Option Agreement with Warner Technology & Investment Corp., and affiliate of American Wenshen.  Pursuant to the Agreement, Mr. Li and Ms. Chen gave Warner Technology an option to purchase 12,600,000 shares of China Software common stock for $30,000.  Warner Technology paid Mr. Li and Ms. Chen $570,000 for the option.

The acquisition will be accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, the merger of the two companies will be recorded as a recapitalization of the Company, with the Company being treated as the continuing entity. The historical financial statements presented will be those of the Company. The continuing company will retain September 30 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD
BALANCE SHEET
AS OF MARCH 31, 2007
(UNAUDITED)

ASSETS

Current Assets
Cash and cash equivalents	$217,223
Accounts receivable, net	152,952
Advance to suppliers	156,562
Inventory	457,810
Advance to employees	333,412
Total Current Assets	1,317,959

Property, Plant & Equipment, net	618,551

Intangible Assets, net	4,487,868

Total Assets	$6,424,378

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$318,238
Other payable	153,428
Due to related party	57,876
Total Current Liabilities	529,542

Stockholders' Equity
Capital stock	847,002
Capital surplus	4,953,770
Other comprehensive income	260,379
Accumulated deficit	(166,314)
Total Stockholders' Equity	5,894,836
Total Liabilities & Stockholders' Equity	$6,424,378

The accompanying notes are an integral part of these unaudited financial statements.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD
STATEMENTS OF OPERATIONS
FOR THE SIX MONTH PERIODS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)

	2007	2006

Net sales	$1,071,580	$28,357

Cost of sales	807,102	14,775

Gross profit	264,478	13,582

Operating expenses
General and administrative	191,851	67,569
Selling and Marketing	3,181	-
Total operating expenses	195,031	67,569
Income (loss) from operations	69,447	(53,988)

Non-operating (income) expenses
Other (income) expenses	52	(36)
Net lncome (loss) before income tax	69,395	(53,952)

Income tax	22,891	-

Net income (loss)	46,504	(53,952)
Other Comprehensive Income
Foreign currency translation gain/loss	130,675	2,549
Net comprehensive income (loss)	$177,178	$(51,403)

The accompanying notes are an integral part of these unaudited financial statements.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH PERIODS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$46,504	$(53,952)
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Depreciation and amortization	56,868	57,115
Changes in assets and liabilities:
(Increase) / decrease in assets:
Accounts receivable	(33,225)	13,862)
Other receivable	253,877	319,891
Inventories	(50,742)	7,485
Advance to employees	(183,764)	-
Advances to suppliers	21,088	-
Increase / (decrease) in current liabilities:
Accounts payable & accrued expense	238,097	26,529
Other payable	80,155	(7,785)
NET CASH PROVIDED BY OPERATING ACTIVITIES	428,857	335,421

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(50,595)	(17,499)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	-	(293,273)
Payment to loans from related parties	(608,462)	-
NET CASH USED IN FINANCING ACTIVITIES	(608,462)	(293,273)

NET INCREASE/(DECREASE) IN CASH & CASH EQUIVALENTS	(230,200)	24,649

EFFECT OF EXCHANGE RATE ON CASH & CASH EQUIVALENT	(19,276)	52

NET DECREASED IN CASH & CASH & CASH EQUIVALENT	(249,476)	24,901

CASH & CASH EQUIVALENTS - BEGINNING OF YEAR	466,699	10,687
CASH & CASH EQUIVALENTS - END OF YEAR	$217,223	$35,588

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

NOTE 1. ORGANIZATION

Chao Yang Liao Gang Special Steel Co. Ltd., (the “Company”), is a China based company established Chaoyang City, Shenyang Province in October 2004. It is a high-tech company which produces mould and forging-steel-piece that have high-quality, high-affiliated -added-value. The Company is located in Chaoyang City, Shenyang Province.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Presentation And Summary Of Significant Accounting Policies

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results for any future period. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended September 30, 2006. The results of the six month period ended March 31, 2007 are not necessarily indicative of the results to be expected for the full fiscal year ending September 30, 2007.

Foreign Currency Translation

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains books and records in their functional currency, being the primary currency of the economic environment in which the operations are conducted. In general, the Company translates the assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” as a component of shareholders’ equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for bad debts amounted to $86,181 as of March 31, 2007.

Advances to suppliers

 The Company advances to certain vendors for purchase of its material. as of March 31, 2007, the advances to suppliers amounted to $156,562..

Mineral License

The license to extract iron ore is recorded at historical cost.  The rights to be amortized on a units-of-production method based on the estimated total proven and probable reserves.  Amortization of mineral rights typically starts when production begins.  Before production, the mineral rights are not amortized but are evaluated for impairment.

Exploration and Development Costs

Exploration costs are expensed when incurred. Tangible property used for exploration purposes and with a useful life in excess of one year, is capitalized and depreciated over its normal useful life. Exploration costs cease when probable future benefits arise, at which point the costs are characterized as development costs.

Development costs, which are recoverable, are capitalized and amortized over the estimated life of the mine on the units-of-production method. Once the mine reaches the production stage, any additional development costs are expensed, unless they relate to developing access to new core deposits.

Revenue Recognition

Sale of Products :

In accordance wit SAB 104, revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

Rendering of services :

When services are initiated and completed within the same accounting year, revenue is recognized at the time of completion of services.

When services are initiated and completed in different accounting year, revenue is recognized using the percentage of completion method.

Recently Issued Accounting Standards

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

a.

A brief description of the provisions of this Statement

b.

The date that adoption is required

c.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The management is currently evaluating the effect of this pronouncement on financial statements.

NOTE 3.  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

 The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

NOTE 4   ADVANCE TO EMPLOYEES

Advance to employees were $333,412 and $0 as of March 31, 2007 and 2006, respectively. These amounts are advances to minors for purchasing equipment.

NOTE 5.  PROPERTIES AND EOUIPMENT

The balances of Company property and equipment as of March 31, 2007 are summarized as follows:

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

Office Equipment	$17,222
Building	330,444
Production Equipment	204,280
Vehicles	145,355
697,301

Less: Accumulated depreciation	(78,751)

Property and equipment, net	$618,551

Depreciation expense for the six month periods ended March 31, 2007 and 2006 was $19,619 and $19,866 respectively.

NOTE 6.  INTANGIBLE ASSETS

The intangible assets amounted to $4,487,868. The intangible assets include patents of  $602,268 net and $3,885,600 of mining rights. There are five patents that have been acquired from third parties in 2005. The Patents are being amortized over a 12 year period.

MINERAL PROPERTY

Actual expenditures incurred for mineral property interests, mine development costs, mine plant facilities and equipment are capitalized to the specific mine to which the cost relates. Amortization is calculated on a mine-by-mine basis (i.e. the cost pools are the individual mines) using the units of production method. Under the units of production method, the Group estimates the amortization rate based on actual production over total proven and probable ore reserves of the particular mine. This rate is then applied to actual costs incurred to arrive at the amortization expense for the period. Proven and probable ore reserves of a particular mine reflect estimated quantities of economically recoverable reserves that can be recovered in the future from known mineral deposits that are presently accessible.

A shareholder (owning 80% capital) of the Company contributed mining rights worth of $3,846,000 as capital. The shareholder entered into an agreement with Wen Kui Iron Powder Factory on June 30, 2005 for purchasing mining rights and some equipment for cash consideration of approximately $3,846,000. The mining right has been recorded as an Intangible asset in the books. No amortization was recorded as of December 31, 2006 as there was no production.

The amortization expense was $37,249 and $37,249 for the six month periods ended March 31, 2007 and 2006 respectively. Amortization expense for the Company’s intangible assets over the next five fiscal years is estimated to be:

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

Year ended September 30,

 Amount

2007

$75,000

2008

$75,000

2009

$75,000

2010

$75,000

2011

$75,000

NOTE 7.  ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of March 31, 2007 summarized as follows:

2007

Tax payable	$68,925
Other payables	84,503
Total	$153,428

NOTE 8.  DUE TO RELATED PARTIES

Due to related party was $57,876 as of March 31, 2007. The balance is due to shareholder. The funds were advanced to the Company for working capital. The amount due are interest free, due on demand, and unsecured.

NOTE 9.  SHAREHOLDERS’ EQUITY

Registered Capital :

The registered capital of the company as of December 31, 2005 was RMB 20,000,000 which is equivalent to $2,420,000 approximately.

As of December 31, 2006, the registered capital was reduced to RMB 7,000,000 which is equivalent to $847,000 approximately by mutual consent of all the shareholders. As a result, the surplus in paid in capital over registered capital was transferred to Capital Surplus.

Paid in Capital :

The paid in capital of the Company as of March 31, 2007 and 2006 are as follows:

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

	2007	2006
Yang Kuidong	$677,602	$1,655,179
Zhang Wenxing	84,700	-
Yang Jin Fang	84,700	-
Total Paid in Capital	847,002	1,655,179
Capital Surplus	4,953,770	3,742,800
Total Capital	$5,800,772	$5,397,979

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Chaoyang Liaogang Special Steel Co. Ltd

We have audited the accompanying balance sheets of Chaoyang Liao Gang Special Steel Co. Ltd (the "Company") as of September 30, 2006 and 2005, and the related statements of income, stockholders' equity, and cash flows for the years ended September 30, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2006 and 2005, and the results of its operations and its cash flows for the years ended September 30, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Kabani & Company, Inc.

Los Angeles, California

March 12, 2007

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD
BALANCE SHEETS
AS OF SEPTEMBER 30, 2006 AND 2005

	2006	2005
ASSETS

Current Assets
Cash and cash equivalents	$466,699	$10,687
Accounts receivable, net	115,654	72,760
Inventory	395,844	408,015
Other current assets	321,327	337,286
Total Current Assets	1,299,524	828,748

Property, Plant & Equipment, net	573,157	486,167

Intangible Assets, net	4,425,719	687,090

Total Assets	$6,298,400	$2,002,005

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$59,445	$41,965
Accrued Expenses & Other payable	94,683	58,733
Due to Related Party	426,586	304,872
Total Current Liabilities	580,714	405,570

Stockholders' Equity
Capital stock	847,002	1,655,179
Capital surplus	4,953,770	-
Other comprehensive income	129,704	36,502
Accumulated deficit	(212,790)	(95,246)
Total Stockholders' Equity	5,717,686	1,596,435

Total Liabilities & Stockholders' Equity	$6,298,400	$2,002,005

The accompanying notes are an integral part of these unaudited financial statements.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

	2006	2005

Net sales	$93,707	$123,983

Cost of sales	92,220	77,300

Gross profit	1,486	46,683

Operating expenses
General and administrative	116,802	141,950
Total operating expenses	116,802	141,950

Loss from operations	(115,316)	(95,267)

Non-operating (income) expenses
Other (income) expenses	2,228	(20)

Net loss	(117,544)	(95,246)

Other Comprehensive Income
Foreign currency translation gain	93,202	36,502

Net comprehensive loss	$(24,342)	$(58,744)

The accompanying notes are an integral part of these unaudited financial statements.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD
STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005
					Total
	Capital	Capital	Comprehensive	Accumulated	stockholders'
	stock	surplus	Income	Deficit	equity
Balance January 26, 2005 (inception)	$423,500	$-	$-	$-	$423,500

Contributed capital	1,231,679	-	-	-	1,231,679

Foreign currency translation gain	-	-	36,502	-	36,502

Net loss	-	-	-	(95,246)	(95,246)

Balance September 30, 2005	$1,655,179	$-	$36,502	$(95,246)	$1,596,435

Contributed capital		4,145,593	-	-	4,145,593

Capital transferred to Capital Surplus	(808,177)	808,177	-	-	-

Foreign currency translation gain	-	-	93,202	-	93,202

Net loss	-	-	-	(117,544)	(117,544)

Balance September 30, 2006	$847,002	$4,953,770	$129,704	$(212,790)	$5,717,686

The accompanying notes are an integral part of these unaudited financial statements.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(117,544)	$(95,246)
Adjustments to reconcile net loss from operations to net cash provided by/ (used in) operating activities:
Depreciation and amortization	116,785	68,460
Changes in assets and liabilities:
(Increase) / decrease in assets:
Accounts receivable	(40,599)	(71,414)
Other receivable	180,420	(331,047)
Inventories	21,168	(400,467)
Advances to suppliers	(21,177)	-
Increase / (decrease) in current liabilities:
Accounts payable	16,267	41,189
Other payable	34,077	57,647
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	189,397	(730,879)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	-	(729,060)
Purchase of property, plant and equipment	(116,684)	(490,955)
NET CASH USED IN INVESTING ACTIVITIES	(116,684)	(1,220,015)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from contributed capital	399,021	1,662,151
Loan advanced	(135,936)	-
Proceeds from loans from related parties	112,987	299,062
NET CASH PROVIDED BY FINANCING ACTIVITIES	376,072	1,961,213

EFFECT OF EXCHANGE RATE ON CASH & CASH EQUIVALENT	7,227	368

NET INCREASE IN CASH & CASH EQUIVALENTS	456,012	10,687

CASH & CASH EQUIVALENTS - BEGINNING OF YEAR	10,687	-
CASH & CASH EQUIVALENTS - END OF YEAR	$466,699	$10,687

Cash paid for:
Interest	$-	$-
Income taxes	$-	$-
The Company acquired a Mineral License via a contribution from the shareholder
Fair value of assets acquired	$3,798,900	$-
Increase in paid in capital	$3,798,900	$-

The accompanying notes are an integral part of these unaudited financial statements.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

NOTE 1. ORGANIZATION

Chao Yang Liao Gang Special Steel Co. Ltd., (the “Company”), is a China based company established Chaoyang City, Shenyang Province in October 2004. It is a high-tech company which produces mould and forging-steel-piece that have high-quality, high-affiliated -added-value. The Company is located in Chaoyang City, Shenyang Province.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  The functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars ($).

Foreign Currency Translation

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains books and records in their functional currency, being the primary currency of the economic environment in which the operations are conducted. In general, the Company translates the assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” as a component of shareholders’ equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Advances to suppliers

The Company provides advances to certain vendors for purchase of material. Advances to suppliers are interest free and unsecured.

Inventories

Inventories are valued at the lower of cost (first-in, first) or market value. Management compares the cost of inventories with market value and an allowance is provided for the difference between recorded and market values. At September 30, 2006 and 2005, management determined there was no need of reserves for inventories.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 5 to 10 years.  The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal.  Any resulting gain or loss is reflected in current operations.  Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the leased property. Expenditures for maintenance and repairs are charged to operations as incurred.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

Intangible Assets

The Company evaluates intangible assets for impairment on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Mineral License

The license to extract iron ore is recorded at historical cost.  The rights to be amortized on a units-of-production method based on the estimated total proven and probable reserves.  Amortization of mineral rights typically starts when production begins.  Before production, the mineral rights are not amortized but are evaluated for impairment.

Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2005 and 2004, there were no significant impairments of its long-lived assets used in operations.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Revenue Recognition

Sale of Products :-

In accordance wit SAB 104, revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

Rendering of services :-

When services are initiated and completed within the same accounting year, revenue is recognized at the time of completion of services.

When services are initiated and completed in different accounting year, revenue is recognized using the percentage of completion method.

Income Taxes

 The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure about Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Recently Issued Accounting Standards

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R").  FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees.  FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. Management believes that this statement will not have a significant impact on the financial statement.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

Management believes that this statement will not have a significant impact on the financial statement.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on the Company's financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statement.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.

Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.

Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.

Permits an entity to choose ‘Amortization method’ or  Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities:

4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115,

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statement.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

d.

A brief description of the provisions of this Statement

e.

The date that adoption is required

f.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The company is analyzing the potential accounting treatment.

NOTE 3.  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 4.  ACCOUNTS RECEIVABLE

The balances of Company’s accounts receivables as of September 30, 2006 and 2005 are $115,654 and $72,760, respectively. The Companies policy is to reserve for items that are over six month’s old and are in jeopardy of not being collectible.

NOTE 5.  OTHER CURRENT ASSETS

The balances of Company other current assets as of September 30, 2006 and 2005 are summarized as follows:

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

	2006	2005

Other receivable	$161,262	$337,286
Loans receivable	30,701	-
Advances to employees	107,850	-
Advances to suppliers	21,507	-
Total	$321,327	$337,286

 NOTE 6.  PROPERTIES AND EOUIPMENT

The balances of Company property and equipment as of September 30, 2006 and 2005 are summarized as follows:

	2006	2005

Office Equipment	$8,596	$6,721
Building	322,577	312,892
Production Equipment	172,326	153,593
Vehicles	105,626	5,756
Construction in progress	22,318	21,247
	630,142	500,208

Less: Accumulated depreciation	(56,985)	(14,040)

Property and equipment, net	$573,157	$486,167

NOTE 7.  PATENTS

There are five patents that have been acquired from third parties in 2005.  The Patents are being amortized over a 12 year period.  Accumulated amortization at September 30, 2006 and 2005 was $132,962 and $55,710 respectively. The amortization expense was $75, 978 and $56,984 for the year ended September 30, 2006 & 2005 respectively.

Amortization expense for the Company’s intangible assets over the next five fiscal years is estimated to be:

Year ended September 30,

Amount

2007

$75,000

2008

$75,000

2009

$75,000

2010

$75,000

2011

$75,000

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

NOTE 8.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accrued expenses and other current liabilities as of September 30, 2006 and 2005 are summarized as follows:

	2006	2005

Accounts payable	$59,445	$41,965
Other payable	94,683	58,733
Total	$154,128	$100,699

NOTE 9.  DUE TO RELATED PARTIES

Due to Related Parties were $426,586 and $30,872 as of September 30, 2006 and 2005 respectively. These amounts are due to major shareholders and officers of the company. The funds were advanced to the Company for working capital. The amount due are interest free, due on demand and unsecured.

NOTE 10.  SHAREHOLDERS’ EQUITY

Registered Capital :

The registered capital of the company as of September 30, 2005 was RMB 20,000,000 which is equivalent to $2,420,000 approximately.

As of September 30, 2006, the registered capital was reduced to RMB 7,000,000 which is equivalent to $847,000 approximately by mutual consent of all the shareholders. As a result, the surplus in paid in capital over registered capital was transferred to Capital Surplus.

Paid in Capital :-

The paid in capital of the Company as of September 30, 2006 and 2005 are as follows:

CHAO YANG LIAO GANG SPECIAL STEEL CO., LTD

NOTES TO UNAUDITED FINANCIAL STATMENTS

		2006	2005
Yang Kuidong	S	677,602	$1,655,179
Zhang Wenxing		84,700	-
Yang Jin Fang		84,700	-
Total Paid in Capital		847,002	1,655,179
Capital Surplus		4,953,770	-
Total Capital		$$5,800,772	$1,655,179